UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

GENIE ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

1-35327

(Commission File Number)

Delaware	45-2069276
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 2, 2016, Genie Retail Energy, Inc. a subsidiary of the Registrant, acquired Retail Energy Holdings, LLC (REH), a privately held retail energy provider, for $9.5 million in cash plus $1.4 million for net working capital. The amount paid for REH’s working capital is subject to adjustment. REH operates as Town Square Energy in eight Eastern states, serving approximately 47,000 electricity residential customer equivalents. REH’s licenses and customer base expands Genie Retail Energy’s geographic footprint to four new states – New Hampshire, Rhode Island, Massachusetts and Connecticut – and provides additional electricity customers in New Jersey, Maryland, Ohio and Pennsylvania. REH will be operated as a wholly owned subsidiary utilizing the Town Square Energy brand.

REH was purchased from Krieger Enterprises Inc. There are no material relationships between Krieger Enterprises Inc. and the Registrant, any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

The purchase was announced in a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not filed with this report. Pursuant to Item 9.01(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information by amendment to this report by January 18, 2017.

(b) Pro Forma Financial Information.

Not filed with this report. Pursuant to Items 9.01(b)(2) 9.01(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information by amendment to this report as soon as it is available and in any event by January 18, 2017.

(d)	Exhibits.

Exhibit No.	Document
99.1	Press Release, dated November 3, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

	By:	/s/ Howard S. Jonas
Name: Howard S. Jonas
Title: Chief Executive Officer
Dated: November 8, 2016

Exhibit Index

Exhibit No.	Document
99.1	Press Release, dated November 3, 2016

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